EXHIBIT 99.1

Biostage Announces Appointment of New Chief Financial Officer

HOLLISTON, Mass., August 8, 2022 /PRNewswire/ -- Biostage, Inc. (OTCQB: BSTG) ("Biostage" or the "Company"), a cell-therapy biotechnology company with successful first-in-human experience in treating esophageal cancer (conducted at the Mayo Clinic and published last August) and FDA approval to commence a clinical trial of the Biostage Esophageal Implant for severe esophageal disease including cancer, today announced the appointment of Joseph Damasio as the company’s new Chief Financial Officer.

Joe provides Biostage with considerable experience in raising capital and running operations for small-cap biotech companies. Recently his experience has included CFO, VP Finance and Controller roles at: Inhibikase Therapeutics, Cue Biopharma and Pressure Biosciences. He has managed multiple capital raises, both private and public, including uplisting to NASDAQ. Joe holds a BS in Accounting from the University of Massachusetts (Dartmouth), an MS in Finance from Boston College and an MBA from Boston College. He is a Massachusetts-licensed CPA, a former auditor with PriceWaterhouseCoopers and formerly served in the U.S. Navy.

David Green, Biostage’s founder, Chair of the Board and interim Chief Executive Officer said, “Joe’s skills and experience will help Biostage with its intended relisting on NASDAQ, its future capital raises and its operational management as we prepare for our clinical trial in patients with severe esophageal disease.”

"I very much look forward to joining the highly motivated team at Biostage and contributing to future progress," said Mr. Damasio. "Biostage is well positioned to achieve its strategic goals with the first-in-human clinical trial starting soon. The product candidate has a significant commercial potential as the best-in-class therapy to fill the unmet need."

About Biostage.

Biostage is a clinical-stage biotech company that uses cell therapy to regenerate organs inside the human body to treat cancer, trauma and birth defects. We have performed the world's first regeneration of an esophagus in a human cancer patient. This surgery was performed at Mayo Clinic and was published in August 2021.

Biostage has eight issued U.S. patents, two issued China patents, two orphan-drug designations (which provide seven years of market exclusivity in addition to any patents), and the possibility of two Priority Review Vouchers from the FDA.

Biostage's current goals include raising capital, uplisting from the OTC bulletin board to NASDAQ and beginning its clinical trial for patients requiring short-segment esophageal replacement in adults.

Forward-Looking Statements

Some of the statements in this press release are "forward-looking" and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These "forward-looking" statements in this press release include, but are not limited to, statements relating to the capabilities and performance of our products and product candidates; our capital raising plans and expectations, including uplifting to NASDAQ; development expectations and regulatory approval of any of the Company's products, including those utilizing its Biostage Esophageal Implant technology, by the U.S. Food and Drug Administration, the European Medicines Agency or otherwise, which expectations or approvals may not be achieved or obtained on a timely basis or at all; and success with respect to any collaborations, clinical trials and other development and commercialization efforts of the Company's products, which such success may not be achieved or obtained on a timely basis or at all. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, the Company's inability to obtain needed funds in the immediate future; the Company's ability to obtain and maintain regulatory approval for its products; plus other factors described under the heading "Item 1A. Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021 or described in the Company's other public filings. The Company's results may also be affected by factors of which the Company is not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Investor Relations Contact
Shunfu Hu
Vice President of Business Development
and Operations
774-233-7300
shu@biostage.com